SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (date of earliest event reported) - January 20, 2004

                                 ---------------

                           LASALLE RE HOLDINGS LIMITED
             (Exact name of registrant as specified in its charter)
                          (in provisional liquidation)

           Bermuda                     1-12823                Not Applicable
(State or other jurisdiction         (Commission              (IRS Employer
      of Incorporation)              File Number)           Identification No.)

      LOM Building, 27 Reid Street
       Hamilton, HM 11, Bermuda                               Not Applicable
(Address of principal executive offices)                        (Zip Code)

                                 (441) 292-4985
              (Registrant's telephone number, including area code)

                                      None
             (Former name or address, if changed since last report)


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Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

      (c) Exhibits.

      Exhibit No.       Description
      -----------       -----------

      99.1 December 2003 Monthly Operating Report of LaSalle Re Holdings Limited (in provisional liquidation), dated January 20, 2004.

      99.2              List of non-Debtor entities

Item 9. Regulation FD Disclosure

A. On January 20, 2004, LaSalle Re Holdings Limited (in provisional liquidation), (the "Company"or the "Debtor") filed a monthly operating report as of August 20, 2003 and December 31, 2003 and for the month ended December 31, 2003 and the period from August 20, 2003 to December 31, 2003 (the "December 2003 Monthly Operating Report") with the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"). A copy of the December 2003 Monthly Operating Report is attached hereto as Exhibit 99.1, and is incorporated herein by reference. The December 2003 Monthly Operating Report includes financial information only with respect to the Company. Accordingly, the Operating Report does not contain detailed financial information with respect to those subsidiaries of the Company that have not commenced proceedings to reorganize under chapter 11 of the United States Bankruptcy Code or have not filed insolvency proceedings in the Supreme Court of Bermuda. The non-Debtor entities are listed in Exhibit 99.2.

      The December 2003 Monthly Operating Report (the "Operating Report") is in a format prescribed by the applicable bankruptcy laws. Readers are cautioned not to place undue reliance upon the information contained in the Operating Report. The information in the Operating Report has been prepared in accordance with accounting standards generally accepted in the United States of America for interim reporting, with the exception of accounting for wholly-owned subsidiaries of the Debtor, which have not been consolidated. In addition, certain information and footnote disclosures required by accounting principles generally accepted in the United States of America have been condensed or omitted for purposes of the Operating Report. There can be no assurance that the Operating Report is complete, and the Company undertakes no obligation to update or revise the Operating Report. The Operating Report has not been audited or reviewed by independent accountants.

      The unaudited information in the Operating Report is subject to further review and potential adjustments and is not necessarily indicative of future results. In addition, the Operating Report contains information for periods which are different from those contained in the Company's reports pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and does not include consolidated results of the Company. Accordingly, the substance and format of the Operating Report does not allow for meaningful comparison with the Company's previously disclosed consolidated financial statements.

      The financial statements included in the Operating Report were prepared using certain assumptions and estimates that are subject to revision. Any adjustments for these estimates (based upon changes in facts and circumstances, further analysis, and other factors) will be reflected in the financial statements in the period during which such adjustments are made. These adjustments could have a material impact on reported results in the future.

      In the future, so long as the Company remains under the supervision of the Bankruptcy Court, in lieu of filing quarterly reports on Form 10-Q and annual reports on Form 10-K, the Company intends to file on Form 8-K its monthly operating reports as filed with, and in the format prescribed by, the Bankruptcy Court.

B. On August 20, 2003, Trenwick Group Ltd. and LaSalle Re Holdings Limited filed insolvency proceedings in the Supreme Court of Bermuda (the "Bermuda Court"). On August 22, 2003, the Bermuda Court granted an order appointing Michael Morrison and John Wardrop, partners of KPMG in Bermuda and KPMG LLP in the United Kingdom, respectfully, as Joint Provisional Liquidators ("JPLs") in respect of Trenwick Group Ltd. and LaSalle Re Holdings Limited. The Bermuda Court granted the JPLs the power to oversee the continuation and reorganization of these companies' businesses under the control of their boards of directors and under the supervision of the Bankruptcy Court and the Bermuda Court. The JPLs have not audited the contents of this report.

      The Company is debtor and debtor-in-possession in In re LaSalle Re Holdings Limited, et al., Case No. 03-12637 (MFW) (Bankr. D. Del. 2003).

Limitation on Incorporation by Reference

In accordance with general instruction B.2 of Form 8-K, the Operating Report and other information in this Report (including exhibits) are furnished pursuant to
Item 9 and shall not be deemed to be "filed" for the purposes of Section 18 of the Exchange Act, or otherwise subject to liabilities under that Section, nor shall they be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth in such filing. This report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            LA SALLE RE HOLDINGS LIMITED
                                            (in provisional liquidation)


                                            By:   /s/ Alan L. Hunte
                                               ---------------------------------
                                                  Alan L. Hunte
                                                  Director

Dated: February 4, 2004


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                                  EXHIBIT INDEX

      Exhibit No.       Description
      -----------       -----------

      99.1. December 2003 Monthly Operating Report of LaSalle Re Holdings Limited (in provisional liquidation), dated January 20, 2004.

      99.2.             List of non-Debtor entities